Exhibit 8.1

June 7, 2010

Penn Virginia GP Holdings, L.P.

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania

RE:	Penn Virginia GP Holdings, L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Penn Virginia GP Holdings, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale by Penn Virginia Resource LP Corp. and Penn Virginia Resource GP Corp. of 8,827,429 common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus dated March 25, 2010 (the “Prospectus”) and a Prospectus Supplement dated June 2, 2010 (the “Prospectus Supplement”) forming part of the Registration Statement on Form S-3 No. 333-164253 (the “Registration Statement”), to which this opinion is an exhibit.

In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material Tax Consequences” and “Tax Considerations” in the Prospectus and the Prospectus Supplement, respectively. Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement as qualified by the limitations contained in the Discussions.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus and the Prospectus Supplement. This consent does not, however, constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com